Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm,” and “Financial Statements” in the Statement of Additional Information, each dated September 28, 2023, and each included in this Post-Effective Amendment No. 51 to the Registration Statement (Form N-1A, File No. 333-30470) of The Arbitrage Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated July 28, 2023, with respect to the financial statements and financial highlights of Arbitrage Fund, Water Island Event-Driven Fund, and Water Island Credit Opportunities Fund (three of the funds constituting The Arbitrage Funds) included in the Annual Report to Shareholders (Form N-CSR) for the year ended May 31, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

September 28, 2023